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                                                                EXHIBIT 10.6.3

                                 AMENDMENT #3
                                     TO
              STRATEGIC RELATIONSHIP AND SOFTWARE LICENSE AGREEMENT
                    BY AND BETWEEN HEWLETT-PACKARD COMPANY
                        AND CLEARCOMMERCE CORPORATION
                           DATED SEPTEMBER 30, 1999

WHEREAS, Hewlett-Packard Company ("HP") and CLearCommerce Corporation ("ClearCommerce" or "CCC") have entered into a Strategic Relationship and Software License Agreement dated September 30, 1999 (the "Agreement"); AND

WHEREAS, HP and CLearCommerce amended the Agreement by Amendment #1, dated January 5, 2000 and by Amendment #2 dated January 31, 2000, and desire to further amend the Agreement as set forth below;

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree to amend the Agreement per the Amendment #3, as follows:

Exhibit C, PRICING, is deleted and replaced with the following:

All pricing discounts specified below shall apply for the Initial Term and any Renewal Term of the Agreement unless otherwise agreed in writing by HP and ClearCommerce.

1. Ordering and Pricing for ClearCommerce Programs.

(i) Ordering. All order for CCC Programs to be used by HP will be placed by purchase order.

(ii) License Fee Schedule. HP will pay License Fees according to the following discount schedule for all ClearCommerce Programs:

Product                 License Fee

All Programs            [*] of the net revenue derived from HP's license of
                        the Programs subject to the following minimum license fees:

                        For ClearCommerce Enterprise Merchant Engine and ClearCommerce Merchant Engine: HP will pay to ClearCommerce a minumum license fee* of [*] for production use and a minimum license fee* of [*] for Program(s) licensed for testing, evaluation, development and for each additional Server.

                        For ClearCommerce Hosting Engine: HP will pay to ClearCommerce a minimum license fee* of [*] for Production use and a minimum license fee* of [*] for Program(s) licensed for testing, evaluation, development and for each additional Server.

                        HP will endeavor to use its reasonable best efforts to discount the Program(s) and hardware at rates no higher than HP software products licensed and hardware sold as part of the total solution provided to the HP customer.

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CFTM                            [*] of Average Selling Price of $105,000.00
Hosting Engine License
[Subject to 2 (iii)below]

Support                         [*] of ClearCommerce's List Price for Support
HP provides 1st and 2nd level   (includes Enhancements)
Support; installation and perinstallation.
ClearCommerce receives the appropriate support fees.
[See Exhibit D.]
*Minimum license fee may be adjusted upon mutual agreement based on market conditions.

(iii) Price Changes. CCC reserves the right to increase, decrease of change CCC's list price for Programs, professional services, education and training, and support fees at anytime during the Agreement with 90 days advance notice to HP. CCC reserves the right to increase, decrease or change CCC's pricing model so long as the new pricing model keeps HP at parity with other OEMs having a substantially similar relationship with CCC.

Fees for CFTM Hosting Engine Licenses will be payable by HP as follows: (1) for HP's CFTM customers who choose to use the Program to obtain any functionality of the Program within the CFTM system, license fees will accrue to CCC upon shipment of the CFTM system to HP; (2) for HP's CFTM customers who choose to use software other than the Program inside the CFTM system or any software outside of the CFTM system (such as through Card Service International) to obtain the Program functionality, no license fees (including those specified in Section 2 of this Exhibit C) will accrue to CCC.

No license fee will be due for any package item subsequently returned for a refund or other similar adjustment consistent with HP's standard return policies.

(iv) Payments and Reports. All accrued license fees (less any offset for Programs returned or otherwise similarly adjusted by HP) for Programs ordered by HP on valid purchase orders will be invoiced by ClearCommerce to HP within 30 days after receipt of purchase order and will be paid within 45 days after receipt of the appropriate invoice. Within 30 days after the end of each HP fiscal quarter, HP will report to CCC the actual sales price for each Program sold and remit the difference between this and the minimum license fee for each Program sold to CCC within 30 days of receiving an invoice from CCC.

2. CFTM Pricing

In addition to the License Fee and discount schedule specified in Section 1, above, HP will continue to pay ClearCommerce the following CFTM fees only for CFTM deals equaling [*] as set forth in subsection (iii) below:

(i) "Per Store-Month Fee" fee in the amount of [*] for each Store License of the Program that HP uses internally or distributes for use in conjuction with an HP product. Such fee will include the right to reproduce and distribute associated Documentation. A [*] payment for Store-Months will be due by March 1, 2000.

(ii) Incremental licenses will be purchased in minimum increments of [*] for which HP will pay along with the license fee report.

(iii) Pricing for the next 3 Hosting Engine licenses from the date of this Agreement for transfer of sale to a third party under the CFTM will be at a total price of [*].

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3.Per Merchant Per Year Pricing for Hosting Engine*

In addition to the License Fee and discount schedule specified in Section 1, above, HP will pay ClearCommerce the Per Merchant Per Year Fees for Hosting Engine license according to the following discount schedule:

Quantity        Per Year   Net Pre-Pay Amount  OR  License Fee on Per Year Fee
------------------------------------------------------------------------------
0-500           $[*]       $                                  [*]
501-1000         [*]         [*]                              [*]
1001-5000        [*]         [*]                              [*]
50001-10000      [*]         [*]                              [*]
10001+           [*]         [*]                              [*]

*Minimum license fee may be adjusted upon mutual agreement based on market conditions.

See Exhibit J for ClearCommerce Merchant Per year Pricing Policy

4. Fees for Enhancements
Professional Services Rate. [*] per hour plus T&L Special Pricing For PayWorks Migration. ClearCommerce agrees to work with HP to migrate PayWorks customers to ClearCommerce Program(s).

5. "Quick Start" Hosted Service. ClearCommerce will pay HP [*] of the per click fees or monthly fees whichever is greater for HP customers signed up by HP of its resellers for the service which amount will be paid within 30 days from the last day of each calendar quarter.

6. Order Processing. HP shall place purchase orders with CCC for Progams that will be used by HP for sales to third party, to build channel inventory or used for other putposes permitted under the Agreement. Programs ordered by HP shall be deemed to be put into use by HP as of the date the purchase order is issued and cannot be returned except as otherwirse expressly provided for under the Agreement.

This Amendment #3 shall take effect as of the date of the last signature below.

Agreed:

HEWLETT-PACKARD COMPANY                         CLEARCOMMERCE CORPORATION
By: /s/ Kenneth Wach                            By: /s/ Robert J. Lynch
   -----------------------                         ----------------------------
Print Name: Kenneth Wach                        Print Name: Robert J. Lynch
           ---------------                                 --------------------
Title: SCO Controller                           Title: President/CEO
      --------------------                            -------------------------
Date: March 27, 2000                            Date: 3/29/00
     ---------------------                           --------------------------

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